Exhibit 99.1

T-Mobile US, Inc. and T-Mobile USA, Inc. Announce Extension of Exchange Offers and Consent Solicitations for

Certain of United States Cellular Corporation’s Outstanding Debt Securities

BELLEVUE, Wash., July 2, 2025—(BUSINESS WIRE)—T-Mobile US, Inc. (NASDAQ: TMUS) (the “Company”) today announced that it, together with T-Mobile USA, Inc., its wholly-owned subsidiary (“T-Mobile USA”), has extended the expiration date of each of its previously announced offers to exchange (the “Exchange Offers”) any and all of certain outstanding senior notes of United States Cellular Corporation (“USCC”) and related consent solicitations (the “Consent Solicitations”) from the original date of 5:00 p.m., New York City time, on July 1, 2025, to 5:00 p.m., New York City time, on August 1, 2025 (such date and time as they may be further extended, the “Expiration Date”). The Exchange Offers were launched pursuant to the Securities Purchase Agreement announced on May 28, 2024, under which the Company has agreed to purchase certain assets from USCC.

Today’s extension concerns the Company’s offers to exchange:

(i) USCC’s 6.700% Senior Notes due 2033 (the “Old USCC 2033 Notes”) for new 6.700% Senior Notes due 2033 to be issued by T-Mobile USA (the “New 2033 Notes”);

(ii) USCC’s 6.250% Senior Notes due 2069 (the “Old USCC 2069 Notes”) for new 6.250% Senior Notes due 2069 to be issued by T-Mobile USA (the “New 2069 Notes”);

(iii) USCC’s 5.500% Senior Notes due 2070 (March) (the “Old USCC March 2070 Notes”) for new 5.500% Senior Notes due March 2070 to be issued by T-Mobile USA (the “New March 2070 Notes”); and

(iv) USCC’s 5.500% Senior Notes due 2070 (June) (the “Old USCC June 2070 Notes” and, together with the Old USCC 2033 Notes, the Old USCC 2069 Notes and the Old USCC March 2070 Notes, the “Old USCC Notes”) for new 5.500% Senior Notes due June 2070 to be issued by T-Mobile USA (the “New June 2070 Notes” and, collectively with the New 2033 Notes, the New 2069 Notes and New March 2070 Notes, the “New T-Mobile Notes”);

and the Consent Solicitations, in each case upon the terms and subject to the conditions set forth in the prospectus dated May 23, 2025, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (including the documents incorporated by reference therein, the “Prospectus”).

Except for the extension of the Expiration Date, all other terms of the Exchange Offers and the Consent Solicitations remain unchanged, including the Withdrawal Deadline (as defined in the Prospectus), which has passed, and therefore tenders of Old USCC Notes may no longer be validly withdrawn and consents may no longer be revoked.

As of 5:00 p.m., New York City time, on July 1, 2025, which was the original expiration time for the Exchange Offers and the Consent Solicitations, the principal amounts of the Old USCC Notes validly tendered and not validly withdrawn, as advised by D.F. King & Co., Inc., the exchange agent for the Exchange Offers, are set forth in the table below:

Aggregate Principal Amount (mm)	Title of Series of Old USCC Notes	CUSIP No./ ISIN	Title of Series of Notes to be Issued by T-Mobile USA	Principal Amount Tendered	Approximate Percentage of Old USCC Notes Tendered
$544	Old USCC 2033 Notes	911684AD0/US911684AD06	New 2033 Notes	$488,683,000	89.83%
$500	Old USCC 2069 Notes	911684702/US9116847024	New 2069 Notes	$391,403,250	78.28%
$500	Old USCC March 2070 Notes	911684801/US9116848014	New March 2070 Notes	$394,148,050	78.83%
$500	Old USCC June 2070 Notes	911684884/US9116848840	New June 2070 Notes	$390,253,300	78.05%

Copies of the Prospectus pursuant to which the Exchange Offers and Consent Solicitations are being made may be obtained from D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offers and Consent Solicitations. Requests for documentation and questions regarding procedures for tendering the Old USCC Notes can be directed to D.F. King & Co., Inc. at (888) 605-1958 (for information U.S. Toll-free) or (212) 269-5550 (information for banks and brokers). Questions regarding the terms and conditions of the Exchange Offers and Consent Solicitations should be directed to the dealer managers, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Global Debt Advisory Group, Collect: (212) 761-1057, Toll Free: (800) 624-1808, Email: lmny@morganstanley.com and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Collect: (704) 410-4235, Toll Free: (866) 309-6316, Email: liabilitymanagement@wellsfargo.com, Attention: Liability Management Group, respectively.

Important Information about the Exchange Offers

The Exchange Offers and Consent Solicitations are being made only by and pursuant to the terms and subject to the conditions set forth in the Prospectus and the information in this press release is qualified by reference to such Prospectus.

This press release is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to sell with respect to any securities. The Company is not making an offer of New T-Mobile Notes in any jurisdiction where the Exchange Offers are not permitted, and this press release does not constitute an offer to participate in the Exchange Offers to any person in any jurisdiction where it is unlawful to make such an offer or solicitations.

Holders of the Old USCC Notes are urged to carefully read the Prospectus before making any decision with respect to the Exchange Offers and Consent Solicitations. None of the Company, T-Mobile USA, the dealer managers, the trustee with respect to any series of Old USCC Notes, the trustee with respect to any series of New T-Mobile Notes, the information agent and exchange agent for the Exchange Offers or any affiliate of any of them makes any recommendation as to whether holders of the Old USCC Notes should exchange their Old USCC Notes for New T-Mobile Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation.

Holders of the Old USCC Notes must make their own decision as to whether to tender Old USCC Notes and, if so, the principal amount of Old USCC Notes to tender.

About the Company

T-Mobile US, Inc. is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information please visit: https://www.t-mobile.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s management’s current expectations. Such statements include, without limitation, statements about the Exchange Offers and Consent Solicitations and the planned issuance of the New T-Mobile Notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect the Company and its results is included in the Company’s filings with the SEC, which are available at http://www.sec.gov.

CONTACTS:

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